EXHIBIT 10.1

AMENDMENT TO CREDIT AGREEMENT

LSI INDUSTRIES INC., an Ohio corporation (the “Borrower”), the financial institutions listed on the signature pages hereto (the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent and syndication agent (in such capacity the “Administrative Agent” or “Agent”), hereby agree as follows as of March 31, 2010:

1.	Recitals.

1.1
On March 30, 2001, the Agent, the Borrower and the Lenders entered into a Credit Agreement (as previously amended, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

1.2	The Borrower, the Agent and the Lenders desire to amend the Credit Agreement pursuant to this Amendment to Credit Agreement (the “Amendment”).

2.	Amendments.

2.1	Section 1.1 of the Credit Agreement is amended to change the definitions of Applicable Unused Fee and Applicable Euro-Rate Margin to provide as follows:

Applicable Unused Fee: A fee per annum with respect to the Three Year Facility at the number of basis points based upon the Borrower’s Leverage Ratio as at the end of the most recently completed Fiscal Quarter, all as set forth below.

Leverage Ratio	Applicable Unused Fee
Borrower’s Leverage Ratio is less than 1.00:1.00	25 basis points

Borrower’s Leverage Ratio is equal to or greater than 1.00:1.00 but less than or equal to 1.50:1.00	25 basis points

Borrower’s Leverage Ratio is greater than 1.50:1.00	25 basis points

Applicable Euro-Rate Margin: The number of basis points based upon the Borrower’s Leverage Ratio as at the end of the most recently completed Fiscal Quarter, all as set forth below.

Leverage Ratio	Applicable Euro- Rate Margin for Loans under the Revolving Credit Commitment	Applicable Euro- Rate Margin for Swingline Loans
Borrower’s Leverage Ratio is less than 1.00:1.00	225 basis points	237.5 basis points

Borrower’s Leverage Ratio is equal to or greater than 1.00:1.00 but less than or equal to 1.50:1.00	240 basis points	250 basis points

Borrower’s Leverage Ratio is greater than 1.50:100	265 basis points	285 basis points

2.2	Section 1.1 of the Credit Agreement is amended to change the definition of Interest Rate Option to provide as follows:

Interest Rate Option: The Euro-Rate Option or the Base Rate Option.

2.3	Section 1.1 of the Credit Agreement is amended to change the definition of Revolving Credit Termination Date to provide as follows:

Revolving Credit Termination Date: March 31, 2013 as to the Three Year Notes and the Swingline Note.

2.4	Section 2.1a of the Credit Agreement is hereby deleted and replaced with the following:

2.1a
Loans.  The Lenders hereby severally establish, upon the terms and conditions hereinafter set forth and relying upon the representations and warranties herein set forth, a revolving credit facility in favor of the Borrower in the maximum aggregate amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) (the “Revolving Credit Commitment”) consisting of the Three Year Commitment.  The Borrower shall have the right to borrow, repay and reborrow from the Lenders from the date hereof until the Revolving Credit Termination Date pursuant to draws upon the Revolving Credit Commitment the principal amount of which shall not exceed $30,000,000 in the aggregate at any one time outstanding and which shall not exceed the Three Year Commitment.

The Borrower, the Agent and the Lenders acknowledge and agree that, effective as of March 17, 2010, the 364 Day Commitment was terminated and shall no longer be available to the Borrower.  To the extent not previously paid, any amounts (whether principal or interest) outstanding under the 364 Day Notes as of March 31, 2010 will be due and payable in full on March 31, 2010.

2.5	Section 2.1b of the Credit Agreement is hereby deleted and replaced with the following:

2.1b
Commitment of Each Lender.  Each Lender agrees, for itself only, and subject to the terms and conditions of this Agreement, to make Loans to the Borrower from time to time not to exceed an aggregate principal amount at any one time outstanding equal to the amount of its respective Commitment Percentage of the Revolving Credit Commitment.

2.6	Section 2.2a of the Credit Agreement is hereby deleted and replaced with the following:

2.2a
Interest Rates.  During the term hereof the Borrower, in accordance with the provisions of this Section 2.2, shall have the option of electing from time to time one or more of the Interest Rate Options to be applied by the Administrative Agent to outstanding Loans, as follows: (i) interest under the Base Rate Option shall accrue at a rate per annum equal to the Base Rate and (ii) interest under the Euro-Rate Option shall accrue at a rate per annum equal to the sum of (A) the Euro-Rate plus (B) the Applicable Euro-Rate Margin (for Loans under the Revolving Credit Commitment or for Swingline Loans, as applicable).

2.7
Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, the only interest rate options available to the Borrower will be the Euro-Rate Optionthe Base Rate Option.  The Federal Funds Rate Option will not be available to the Borrower.

3.	Representations, Warranties and Covenants. To induce the Lenders and the Agent to enter into this Amendment, the Borrower represents, warrants and covenants as follows:

3.1	The representations and warranties of the Borrower contained in the Credit Agreement are deemed to have been made again on and as of the date of execution of this Amendment.

3.2	No Default or Event of Default exists on the date hereof.

3.3
The person executing this Amendment and the loan documents to be executed in connection herewith on behalf of the Borrower is a duly elected and acting officer of the Borrower and is duly authorized by the Board of Directors of the Borrower to execute and deliver such documents on behalf of the Borrower.

4.
Claims; Release of Claims.  The Borrower represents and warrants to the Lenders and the Agent that the Borrower does not have any claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against the Agent, any Lender, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporations, or any of the foregoing’s respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon, or are in any manner connected with, any Prior Related Event.  As an inducement to the

Lenders and the Agent to enter into this Amendment, the Borrower on behalf of itself and its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon, or are in any manner connected with, any Prior Related Event.  As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type which occurred, existed, was taken, was permitted or begun at any time prior to the date hereof or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to, or by virtue of, any of the terms of the Credit Agreement or any Loan Document or which was related to or connected in any manner, directly or indirectly, to the credit facilities described in the Credit Agreement.

5.	Conditions. The Agent’s and each Lender’s consent to this Amendment are subject to the fulfillment of the following conditions:

5.1	The Borrower shall have executed and delivered to the Agent an original of this Amendment.

5.2	The representations and warranties in Section 3 above shall be true.

6.	General.

6.1
The Borrower shall pay all expenses and reasonable attorneys’ fees incurred by the Agent or any Lender in connection with the preparation, execution and delivery of this Amendment and the related documents.  Such fees may be deducted by Lender from any accounts maintained by the Borrower with the Agent or any Lender.

6.2	Except as expressly modified herein, the Credit Agreement, as amended, is and remains in full force and effect.

6.3
Nothing contained herein will be construed as waiving any Default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of any Lender or Agent under or with respect to the Credit Agreement or any other Loan Document.

6.4	This Amendment will be binding upon and inure to the benefit of the Borrower, the Agent, each Lender and their respective successors and assigns.

6.5	All representations, warranties and covenants made by the Borrower herein will survive the execution and delivery of this Amendment.

6.6	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

6.7	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Credit Agreement as of the date first set forth above.

BORROWER: LSI INDUSTRIES INC.

By:	/s/ Ronald S. Stowell
Name: Ronald S. Stowell
Title: Vice President, Chief Financial Officer and Treasurer

AGENT: PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and Syndication Agent

By:	/s/ Gregory S. Buchanan
Name: Gregory S. Buchanan
Title: Senior Vice President

LENDERS: PNC BANK, NATIONAL ASSOCIATION, in its capacity as a Lender

By:	/s/ Gregory S. Buchanan
Name: Gregory S. Buchanan
Title: Senior Vice President

FIFTH THIRD BANK, in its capacity as a Lender

By:	/s/ Christopher R. Ramos
Name: Christopher R. Ramos
Title: Vice President